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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form
S-8, No.333-    ) pertaining to the 1997 Employee Stock Purchase Plan of Galileo
Corporation of our report dated October 21, 1996, with respect to the consolidated financial statements and financial statement schedule of Galileo Corporation for the year ended September 30, 1996 included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP


Providence, Rhode Island
March 13, 1997

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